CERTIFICATE

State of Nevada — Department of State

I, WM. D. SWACKHAMER, Secretary of State of the State of Nevada, do hereby certify that

VOLCANIC GOLD, INC.

did on the FIRST day of OCTOBER, 19 74 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the statements of facts required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this FIRST day of OCTOBER A. D. 19 74

Secretary of State

By ....

Deputy

Form 3

326

.

OFFICE OF
WM. D. SWACKHAMER
SECRETARY OF STATE

THE STATE OF NEVADA

DEPARTMENT OF STATE

I, Wm. D. Swackhamer, the duly qualified and acting Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, full and correct transcript of the original Articles of Incorporation of

VOLCANIC GOLD, INC.

as the same appears on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, this FIRST day of OCTOBER, A. D. 19 74

[signature]
Secretary of State

By ____________
Deputy

Form 1

533

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 1 - 1974
WM. SWACKHAMER-SECRETARY OF STATE

No. 3048 - 74

ARTICLES OF INCORPORATION

OF

VOLCANIC GOLD, INC.

KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada.

I.

That the name of this corporation is: VOLCANIC GOLD, INC.

II.

The location of the principal office of this corporation within the State of Nevada is at 3290 Plumas Street #116, City of Reno, County of Washoe, Nevada. By resolution, or other action of the Board of Directors, other offices and locations for the general business of the corporation and business, financial and transfer offices may be established and business conducted elsewhere in the State of Nevada and in such other places in the United States and its territories and in foreign countries as may be convenient, necessary or proper for the transaction of the company's business affairs.

III.

The nature of the business and the objects and purposes for which this corporation is formed are to engage in any and all lawful activity.

IV.

The total authorized capital stock of this corporation is TWO HUNDRED THOUSAND DOLLARS ($200,000.00) divided into Ten Million shares of common stock (10,000,000) of the par value of Two Cents ($.02) each and that said shares of common stock shall be non-assessable and each share of stock being in right equal to the other.

V.

That the members of the governing board shall be styled "Directors" and the number of the first Board of Directors shall be three (3); provided, however, that the Board of Directors may, at any meeting by resolution, increase the number of such Board of Directors to not more than seven (7) or decrease the number of such Directors to not less than three (3).

The names and post office address of the first Board of Directors are as follows:

Directors	Address

D. Allen Penick, Jr.	3290 Plumas Street #116
Reno, Nevada 89502

Robin E. Hendrickson	1450 East Second Street
Reno, Nevada 89502

Norman A. Lamb	P.O. Box 148
Vallejo, California 94590

VI.

The capital stock and the holders thereof, after the amount of subscription price or par value has been paid in, shall not be subject to any assessment to pay the debts of the corporation or for any other purpose.

VII.

The name and post office address of each incorporator signing the Articles of Incorporation is as follows:

D. Allen Penick, Jr.	3290 Plumas Street #116
Reno, Nevada 89502

Robin E. Hendrickson	1450 East Second Street
Reno, Nevada 89502

Norman A. Lamb	P.O. Box 148
Vallejo, California 94590

VIII.

 This corporation is to have perpetual existence.

IX.

The Board of Directors shall have power to make such By-Laws for the management of the affairs of the corporation as in their judgement shall be proper and which will comply with the laws of the State of Nevada.

IN WITNESS WHEREOF, we have hereunto set our hands this _____ day of September, 1974.

/s/ D. ALLEN PENICK, JR.
D. ALLEN PENICK, JR.

/s/ ROBIN E. HENDRICKSON
ROBIN E. HENDRICKSON

/s/ NORMAN A. LAMB
NORMAN A. LAMB

STATE OF NEVADA	)
) ss.
COUNTY 0F WASHOE	)

On this 27th day of September, 1974, personally appreared before me, a Notary Public in and for said County and State, D. ALLEN PENICK, JR. and ROBIN E. HENDRICKSON, known to me to be the persons described in and who executed the foregoing instrucment, who acknowledge to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my offical seal the day and year in this certificate first above written.

/s/ RUTH B. AXTELL
Notary Public in and for said County and State

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SOLANO	)

On this 23rd day of September, 1974, personally appeared before me, a Notary Public in and for said County and State, NORMAN A. LAMB, known to me to be the person described in and who executed the foregoing instrument, who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my offical seal the day and year in this certificate first above written.

/s/ ILLEGIBLE
Notary Public in and for said County and State